Exhibit 99.1

Nathan’s Famous, Inc. Reports Year-End and Fourth Quarter Results

JERICHO, N.Y., June 4, 2012 /PRNewswire/ -- Nathan’s Famous, Inc. (NASDAQ: NATH) today reported results for its fiscal year ended March 25, 2012.

For the fiscal year ended March 25, 2012:

•	Net income was $6,158,000 or $1.22 per diluted share as compared to $2,213,000 or $0.40 per diluted share for the fifty-two weeks ended March 27, 2011;
•	Non-GAAP earnings after tax, which exclude the litigation expense items described below, increased by 15.8% to $6,445,000 as compared to $5,566,000 for the fifty-two weeks ended March 27, 2011;
•
Non-GAAP  earnings per share, which exclude the litigation expense items described below, increased by 26.7% to $1.28 per diluted share as compared to $1.01 per diluted share for the fifty-two weeks ended March 27, 2011; and

•	Revenues increased by 15.7% to $66,222,000, as compared to revenues of $57,255,000 during the fifty-two weeks ended March 27, 2011.

For the fiscal quarter ended March 25, 2012:

•	Net income was $1,082,000 or $0.23 per diluted share as compared to $555,000 or $0.11 per diluted share for the thirteen weeks ended March 27, 2011;
•	Non-GAAP earnings after tax, which exclude the litigation expense items described below, increased by 93.1% to $1,153,000 as compared to $597,000 for the thirteen weeks ended March 27, 2011;
•
Non-GAAP  earnings per share, which exclude the litigation expense items described below, increased by 100.0% to $0.24 per diluted share as compared to $0.12 per diluted share for the thirteen weeks ended March 27, 2011; and

•	Revenues increased by 17.4% to $14,407,000, as compared to revenues of $12,268,000 during the thirteen weeks ended March 27, 2011.

The Company also reported the following:

•
Sales from the Branded Product Program, featuring the sale of Nathan’s hot dogs to the foodservice industry, increased by 26.3% to $38,506,000 during the fifty-two weeks ended March 25, 2012 as compared to sales of $30,497,000 during the fifty-two weeks ended March 27, 2011.

•
Gross profit was 19.6% of sales during the fifty-two weeks ended March 25, 2012 as compared to 22.6% of sales during the fifty-two weeks ended March 27, 2011 due primarily to the impact of higher beef costs on our Branded Product Program.

•	Retail license royalties increased by 11.8% or $799,000 to $7,586,000 during the fifty-two weeks ended March 25, 2012 as compared to $6,787,000 during the fifty-two weeks ended March 27, 2011.
•
Revenues from franchise operations increased by 12.0% or $597,000 to $5,586,000 during the fifty-two weeks ended March 25, 2012 as compared to $4,989,000 during the fifty-two weeks ended March 27, 2011.  Sixty-seven new franchised units were opened during the fifty-two weeks ended March 25, 2012, including two restaurants in Canada, China, Jamaica, Kuwait and the Dominican Republic.

•
We opened 43 Branded Menu Program units during the fifty-two weeks ended March 25, 2012, including 29 locations within K-Mart.  Our Branded Menu Program was created to provide qualified operators of existing locations with the ability to become a Nathan’s franchisee, adding our signature products along with a limited-menu of other Nathan’s products to their current operations.

•
Sales and pre-tax profits from the five comparable company-owned restaurants were $13,209,000 and $2,024,000, respectively during the fifty-two weeks ended March 25, 2012 as compared to $13,007,000 and $1,923,000, respectively during the fifty-two weeks ended March 27, 2011.

•
The effective tax rate of 38.5% for the fifty-two weeks ended March 25, 2012 is approximately 5.2% higher than for the fifty-two weeks ended March 27, 2011 when earnings from tax-exempt interest income represented a higher portion of earnings before income taxes.

•	During the fifty-two weeks ended March 27, 2011, we recorded a litigation accrual of $4,910,000, or $2,939,000, net of tax, as a result of the unfavorable SMG ruling.
•
During the fifty-two weeks ended March 25, 2012, we continued returning capital to our shareholders through the repurchase of our stock, acquiring 736,208 shares at a total cost of approximately $15,867,000, including the 598,989 shares described below.

•	We completed a modified dutch tender offer in January 2012 by acquiring 598,989 shares, at a cost of approximately $13,294,000, including fees and expenses.

As previously described with respect to our litigation with SMG, on April 7, 2011, the Court entered a stipulation and order which granted a stay of enforcement of the final judgment which is in the amount of approximately $4,910,000.

On March 4, 2011, Nathan’s filed a notice of appeal seeking to appeal the final judgment.  Throughout the duration of the appeal, Nathan’s is required to deposit post-judgment interest on the damages awarded at 9% per annum into a security account.  Nathan’s has made these deposits and recorded interest expense of $447,000 or $266,000, net of tax, during the fifty-two weeks ended March 25, 2012.

Certain Non-GAAP Financial Information:

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”), the Company has provided its non-GAAP earnings and earnings per diluted share as adjusted for the litigation expenses described above, including the interest expense that has accrued during the appeals process through the end of the fourth quarter, that the Company believes impacts the comparability of its results of operations.
The Company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the Company’s operating performance and underlying trends in the Company’s business because management considers the litigation expenses referred to above to be outside the Company’s normal operating results.  This non-GAAP financial information is among the indicators management uses as a basis for evaluating the Company’s financial and operating performance.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, earnings and earnings per diluted share determined in accordance with GAAP.  Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

About Nathan’s Famous

Nathan’s products are currently distributed in 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, the Cayman Islands and six foreign countries through its restaurant system, foodservice sales programs and product licensing activities.  The Nathan’s restaurant system currently consists of 304 units, comprised of 299 franchised units and five company-owned units (including one seasonal unit).  For additional information about Nathan’s please visit our website at www.nathansfamous.com.

Except for historical information contained in this news release, the matters discussed are forward looking statements that involve risks and uncertainties.  Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions identify forward-looking statements, which are based on the current belief of the Company’s management, as well as assumptions made by and information currently available to the Company’s management.  Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the impact of competitive products and pricing; the ability to obtain an adequate supply of beef and other food products at competitive prices; capacity; the status of our license and supply agreements; the regulatory and trade environment; the risk factors and the forward-looking statements reported from time to time in the Company’s SEC reports.  The Company does not undertake any obligation to update such forward-looking statements.

Nathan’s Famous, Inc.

Financial Highlights

	Thirteen weeks ended		Fifty-two weeks ended
	Mar. 25, 2012	Mar. 26, 2011	Mar. 25, 2012	Mar. 26, 2011
	(unaudited)		(unaudited)

Total revenues	$14,407,000	$12,268,000	$66,222,000	$57,255,000

Net income	$1,082,000	$555,000	$6,158,000	$2,213,000

Basic income per share
Net income	$0.24	$0.11	$1.26	$0.41

Diluted income per share
Net income	$0.23	$0.11	$1.22	$0.40

Weighted-average shares used in computing income (loss) per share

Basic	4,559,000	5,094,000	4,906,000	5,403,000
Diluted	4,720,000	5,190,000	5,049,000	5,504,000

Nathan’s Famous, Inc.
Reconciliation of GAAP and Non-GAAP Measures

	Thirteen weeks ended		Fifty-two weeks ended
	Mar. 25, 2012	Mar. 26, 2011	Mar. 25, 2012	Mar. 26, 2011
	(unaudited)		(unaudited)

NET INCOME
Net income	$1,082,000	$555,000	$6,158,000	$2,213,000

Litigation accrual, (net of tax)	-	-	-	2,939,000

Legal expense (a), (net of tax)	5,000	4,000	21,000	376,000

Interest expense (b), (net of tax)	66,000	38,000	266,000	38,000

Non-GAAP income	$1,153,000	$597,000	$6,445,000	$5,566,000

DILUTED INCOME PER SHARE
Net income	$0.23	$0.11	$1.22	$0.40

Litigation accrual, (net of tax)	-	-	-	0.53

Legal expense (a), (net of tax)	0.00	0.00	0.01	0.07

Interest expense (b), (net of tax)	0.01	0.01	0.05	0.01

Non-GAAP income per share	$0.24	$0.12	$1.28	$1.01

(a) Represents legal expense incurred in connection with the SMG matter during the respective periods.
(b) Represents accrued interest expense incurred in connection with Nathan’s appeal of the SMG damages award.
COMPANY    Ronald G. DeVos, Vice President - Finance and CFO
CONTACT:            (516) 338-8500 ext. 229